                                                                 EXHIBIT 5(a)

__________________________________________________________________________

   ANNUITY APPLICATION
__________________________________________________________________________


Independence Plus Fixed and Variable Annuity
Impact Fixed and Variable Annuity
GUP Fixed and Variable Annuity
V-Plan Fixed Annuity

Please print clearly. Due to the processing used by VALIC, do not highlight any information on this form or write in margins.

Upon completion, the original form is sent to VALIC's home office.
One copy goes to the participant and the other copy goes to the field office.






















                                                                    [VALIC LOGO]
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ANNUITY APPLICATION                                                 Page 1 of 2
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REGIONAL OFFICE USE ONLY: Date of Input: _______________________________________


APPLICANT/ANNUITANT INFORMATION

SS# or Tax ID#: ________________________________________________________________

Name: __________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________  Zip: ___________-__________

Date of Birth: ___________/___________/____________

Sex:                  [ ] Male           [ ] Female
Marital Status:       [ ] Married        [ ] Single

Occupation: ____________________________________________________________________

Home Phone: (_____________)_____________________________________________________



EMPLOYMENT INFORMATION

Employer Name: _________________________________________________________________

Group #: ________________________________  Date of Hire: _______/_______/_______

Work Phone: (_____________)_____________________________________________________

Annual Salary: _________________________________________________________________

Expected Annuity Date: __________/__________/___________



OWNER (NQDA) (Only if other than applicant.)

SS# or Tax ID#: ________________________________________________________________

Name: __________________________________________________________________________

Address: _______________________________________________________________________

City: __________________________________________________________________________

State: ____________________________________________  Zip: ___________-__________

Date of Birth: ___________/___________/____________

Home Phone: (_____________)_____________________________________________________



INVESTOR PROFILE (If required)

Investment Objectives (check one):

      [ ] Safety of Principal              [ ] Long-term growth
      [ ] Retirement Income                [ ] Income
      [ ] Other_________________________________________________________________

Financial Situations (approximate amounts in thousands):

                           Under $50    $50-$100    Over $100
      Household Income        [ ]          [ ]         [ ]
      Net Worth               [ ]          [ ]         [ ]
      Life Insurance          [ ]          [ ]         [ ]

Dependents: Number: _______________  Age(s): ___________________________________




















______________________________________________________________________________________________________________________________

                                                                                             Provide investment option name,
                                                                                           division number, and the percent to
                                                          Date    Exclude     Product     be allocated to each. (Percents must
   Contribution     Contribution:   # of   Annualized     pymt    periods      type         be whole numbers totaling 100%)
      Source           % or $      pymts.    amount      begins   from-to  (Choose one)         Not applicable to V-Plan.
______________________________________________________________________________________________________________________________
                                                                          [ ] Indepen-     ________________________ ________%
           Periodic                                                           dence Plus   ________________________ ________%
                                                                                           ________________________ ________%
Employee  _______________________________________________________________ [ ] Impact       ________________________ ________%
Voluntary                                                                                  ________________________ ________%
  (1)       Single                                                        [ ] GUP          ________________________ ________%
             Sum                                                                           ________________________ ________%
                                                                          [ ] V-Plan       ________________________ ________%
           ___________________________________________________________________________________________________________________

           This line is for VALIC
           administrative use only:  Product: ________ Plan type: ________ Plan #:_____ Sub Group: _____ Account #: _________

______________________________________________________________________________________________________________________________

                                                                          [ ] Indepen-     ________________________ ________%
           Periodic                                                           dence Plus   ________________________ ________%
                                                                                           ________________________ ________%
Employee  _______________________________________________________________ [ ] Impact       ________________________ ________%
Matched                                                                                    ________________________ ________%
  (2)       Single                                                        [ ] GUP          ________________________ ________%
             Sum                                                                           ________________________ ________%
                                                                          [ ] V-Plan       ________________________ ________%
           ___________________________________________________________________________________________________________________

           This line is for VALIC
           administrative use only:  Product: ________ Plan type: ________ Plan #:_____ Sub Group: _____ Account #: _________

______________________________________________________________________________________________________________________________

                                                                          [ ] Indepen-     ________________________ ________%
           Periodic                                                           dence Plus   ________________________ ________%
                                                                                           ________________________ ________%
Employer  _______________________________________________________________ [ ] Impact       ________________________ ________%
 Basic                                                                                     ________________________ ________%
  (3)       Single                                                        [ ] GUP          ________________________ ________%
             Sum                                                                           ________________________ ________%
                                                                          [ ] V-Plan       ________________________ ________%
           ___________________________________________________________________________________________________________________

           This line is for VALIC
           administrative use only:  Product: ________ Plan type: ________ Plan #:_____ Sub Group: _____ Account #: _________

______________________________________________________________________________________________________________________________

                                                                          [ ] Indepen-     ________________________ ________%
           Periodic                                                           dence Plus   ________________________ ________%
                                                                                           ________________________ ________%
Employee  _______________________________________________________________ [ ] Impact       ________________________ ________%
 Supple-                                                                                   ________________________ ________%
 mental     Single                                                        [ ] GUP          ________________________ ________%
  (4)        Sum                                                                           ________________________ ________%
                                                                          [ ] V-Plan       ________________________ ________%
           ___________________________________________________________________________________________________________________

           This line is for VALIC
           administrative use only:  Product: ________ Plan type: ________ Plan #:_____ Sub Group: _____ Account #: _________

______________________________________________________________________________________________________________________________

Initial Flexible Payment Amount: _________________________________________

______________________________________________________________________________

   ANNUITY APPLICATION                                            Page 2 of 2
______________________________________________________________________________

REPLACEMENT
Is this a replacement of an existing annuity or life insurance contract?

[  ] No   [  ] Yes  If yes, complete the following:

Insured's Name: ________________________________________________________
Policy Number(s):_______________________________________________________
Insurer's (Company) Name:_______________________________________________

BENEFICIARY DESIGNATION

Indicate Name, Address, Relationship, Date of Birth, and Social Security/Tax Identification Number for any person or entity named as a beneficiary (see information and instructions page). If additional space is needed, you may use a separate signed and dated sheet and attach it to this form.

If you are married and are naming someone other than your spouse as your primary beneficiary, please complete the ERISA Spousal Consent section.

Primary Beneficiary:____________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

Contingent Beneficiary:_________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________

ERISA COVERED PLANS: Your spouse must be your primary beneficiary unless spousal consent to waive Pre-retirement Death Benefits is given. Complete the following section if naming someone other than spouse as the primary beneficiary.

For missing spouse: I hereby affirm that I have made all reasonable attempts to locate my spouse and have not been able to do so, and I have no reason to believe that I will be able to do so.

_____________________________________________    _______________________
         Participant Signature                             Date

Spousal consent to waiver of pre-retirement death benefits: I, the spouse of the named participant, hereby waive the qualified pre-retirement survivor annuity provided under Sec. 205 of ERISA as amended by REACT. I understand that in accordance with this waiver, any death benefits named prior to the time annuity payments begin, shall be paid to the beneficiary designated by the participant. If participant is under age 35, the law requires that the spouse receive at least 50% of the death benefit.

Name of Spouse:_________________________________________________________

________________________________________________    ____________________
              Spousal Signature                               Date

State of _________________________ County of ___________________________

on this ____________________ day of __________________________, 19 _____

________________________________________________________________________
        Plan Administrator or Notary Signature (required)

APPLICANT AFFIRMATIONS AND STATEMENTS

This application is subject to acceptance by the Company at its Home Office. Proof of age must be furnished before Annuity Payments begin. Upon written request, we will provide you with factual information regarding the benefits and provisions of the annuity contract for which you are applying. If you are not satisfied with your annuity contract for any reason, you may return it within 20 days after receipt for a refund of premium (applicable to all individual and some group contracts). A current prospectus for the Company's Separate Account was provided with the application. Also a current prospectus was provided for each Fund available under this Plan. The prospectus for the Separate Account gives sales expenses and other data.

Annuity Payments or Surrender Values are variable when based on the investment experience of the Separate Account. They are not guaranteed as to dollar amount.

By signing this form I represent that all statements and answers made in the application are full, complete, and true to the best of my knowledge and belief. I have read and understand the information provided on the information and instruction page on the following subjects:

o  Fraud Warning
o  Texas Optional Retirement Program (if applicable)
o  Salary Reduction Agreement for 403(b) and 401(k) Plans
o  Withdrawal Restrictions for 403(b) Plans

[ ] Check if you currently own or participate in another VALIC Annuity Contract.

________________________________________________________________________
                        Annuitant's Signature

Dated at ________________________, date ________________________, 19____.

________________________________________________________________________
                           Owner's Signature

Dated at _________________________, date _______________________, 19___.

REPRESENTATIVE OF RECORD

No. ______________________ Issue State (Abv): __________________________

Region Code: ___________________ Branch Code: __________________________

As representative I [ ] do [ ] do not have reason to believe that replacement of existing the insurance or annuity may be involved.

________________________________________________________________________
         Print Licensed Agent/Registered Representative Name

________________________________________________________________________
          Licensed Agent/Registered Representative Signature

State License ID #:_____________________________________________________

_______________________________________________________  _______________
                  Principal's Approval                          Date

Date of Input: _________________________________________________________

Week Ending: ___________________________________________________________

INFORMATION AND INSTRUCTIONS

FRAUD WARNING

In some states we are required to advise you of the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

Florida Residents Only: An person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

For Colorado, Kentucky and Pennsylvania Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects each person to criminal and civil penalties.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

TEXAS OPTIONAL RETIREMENT PROGRAM REDEMPTION INFORMATION:

o Benefits in the Texas Optional Retirement Program vest after one year of participation in one or more optional retirement plans.

o Benefits under the Texas Optional Retirement Program are available to you only after you attain the age of 70 1/2 years, or terminate participation by death, retirement, or termination of employment in all Texas institutions of higher education.

o VALIC will require written verification from the program administrator of your qualification for any requested redemption of any annuity benefits purchased under the Texas Optional Retirement Program.

WITHDRAWAL RESTRICTIONS FOR 403(b) PARTICIPANTS

According to federal tax laws regulating certain 403(b) plans, any interest and earnings credited to your account after 12/31/88 and any elective contributions made after that date may be withdrawn only under any of the following circumstances.

o   Separation from service          o   Disability
o   Age 59 1/2 or older              o   Hardship (Contributions only)
o   Death

Your employer's plan may contain other withdrawal restrictions. Additionally, some employer plans have alternative investment options among which plan participants may transfer contract values.

BENEFICIARY DESIGNATIONS (Primary and/or Contingent)

A beneficiary should always be designated. Beneficiary categories are:
PRIMARY BENEFICIARY - One who receives any benefits after the Annuitant dies. CONTINGENT BENEFICIARY - One who receives any benefits if the primary beneficiary dies before the Annuitant dies.
Beneficiaries can be an INDIVIDUAL, an INSTITUTION, or a TRUSTEE.

NAMING YOUR BENEFICIARY

INDIVIDUAL as beneficiary: Jane A. Doe
INSTITUTION as beneficiary (Full legal name and address should be stated; also state whether the institution is a corporation):
  The Evergreen Company, a Texas Corporation
TRUSTEE as beneficiary (Named inter vivos [living] trust agreement):
  XYZ Bank and Trust Company or its successors, as Trustee under trust agreement dated January 31, 1982.

SALARY REDUCTION AGREEMENT FOR 403(b) AND 401(k) PLANS

The Employer is hereby or by a separate document authorized and directed to reduce your pay in the amount indicated under Contribution Information beginning on the date indicated on this form and to purchase a non-transferable annuity contract qualified under Section 403(b) of the Internal Revenue Code (IRC) or a non-transferable annuity contract to provide retirement benefits under IRC Section 401(k) from The Variable Annuity Life Insurance Company. This agreement shall be effective for only those amounts not currently available as of the date indicated on this form. This agreement shall terminate any prior salary reduction agreement executed between you and the employer. This agreement shall be legally binding as to both the parties hereto while employment continues; provided, however, that either party may change or terminate this agreement with respect to amounts that have not become currently payable by the Employer and in accordance with Employer's reasonable administrative procedures. Salary reductions are to be effective with respect to pay dates on or after the date listed under Date Payment Begins (which is subsequent to this agreement). Only amounts not currently available to the employee are eligible for salary reduction.

CONTRIBUTION INFORMATION

o   Contribution Sources:
    EE(1) - Employee Voluntary;
    EE(2) - Employee Mandatory or Matched;
    EE(3) - Employer Basic;
    EE(4) - Employer Supplemental or Matching
    Note: Separate account numbers must be set up for each Contribution Source.

o Choose either a percent of salary or an amount, and fill in the number of payments, and the date you will begin making payment.

o When the contract applied for is to be used as a periodic payment (salary reduction or deduction) type plan, please indicate the "from-to" dates for the Exclude Periods, when applicable.

o   Complete Product, Plan Type, and Plan Number

INVESTMENT OPTION ALLOCATION (Not Applicable to V-Plan)

Independence Plus Fixed and Variable Annuity

Purchase payments may be allocated to the Fixed Investment Options and/or Variable Investment Options. Purchase Payments may be allocated among as many as seven investment options. The following indicates the current Purchase Payment allocation choices available.

 1 - Fixed Account Plus                9 - Not in use
 2 - Short Term Fixed Account         10 - Stock Index Fund
 3 - Not in use                       11 - International Equities Fund
 4 - MidCap Index Fund                12 - Social Awareness Fund
 5 - Asset Allocation Fund            13 - International Government
 6 - Money Market Fund                     Bond Fund
 7 - Capital Conservation Fund        14 - Small Cap Index Fund
 8 - Government Securities Fund

Impact Fixed and Variable Annuity

Purchase Payments may be allocated to the Short Term Fixed Account, and/or Separate Account Divisions (Investment Vehicles). Purchase Payments may not be allocated to more than three Investment Vehicles of the Separate Account, or to two Investment Vehicles of the Separate Account and the Short Term Fixed Account, at any one time. The following indicates the current Purchase Payment allocation choices available.

(1) Vehicle 1 - Capital Conservation Fund
(2) Vehicle 2 - Money Market Fund
(3) Vehicle 3 - Stock Index Fund
(4) Vehicle 4 - MidCap Index Fund
(5) Vehicle 5 - Asset Allocation Fund
(6) Short Term Fixed Account

GUP 64/74 Fixed and Variable Annuity

Purchase Payments may be allocated to the Fixed Account, to the Variable Account, or any combination (whole percentages) of the two.

OWNER vs. ANNUITANT (NQDAs Only)
The owner and the annuitant may be different only for Non-Qualified Deferred Annuities (NQDAs). The owner has most of the rights under the contract. The annuitant is the person upon whose life expectancy the contract benefits are based.

VALIC HOME OFFICE
2929 Allen Parkway, Houston, TX 77019
Contact your Regional Office for customer assistance at 1-800-44-VALIC.